Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Institutional Trust

Master Portfolio Trust

We consent to the use of our reports dated July 22, 2010 with respect to Western Asset Institutional Money Market Fund, Western Asset Institutional Government Reserves and Western Asset Institutional AMT Free Municipal Money Market Fund, each a series of Legg Mason Partners Institutional Trust and Government Portfolio, a series of Master Portfolio Trust, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

August 25, 2010

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Institutional Trust

Master Portfolio Trust

We consent to the use of our reports dated October 26, 2009 with respect to Western Asset Institutional Liquid Reserves, Western Asset Institutional Cash Reserves, Western Asset Institutional U.S. Treasury Reserves and Western Asset Institutional Tax Free Reserves, each a series of Legg Mason Partners Institutional Trust and Liquid Reserves Portfolio, Prime Cash Reserves Portfolio, U.S. Treasury Reserves Portfolio and Tax Free Reserves Portfolio, each a series of Master Portfolio Trust, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

August 25, 2010